Exhibit 99.1

News Release

One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

For release: January 5, 2024 8:30 a.m. EST	Contact:	Justin Roberts, Investor Relations
Jack Isselmann, Media Relations
Ph: 503-684-7000

Greenbrier Reports First Quarter Results

GAAP EPS of $0.96

Consolidated gross margin of 15%

Orders for 5,100 units and $3.8 billion backlog provides forward visibility

Lake Oswego, Oregon, January 5, 2024 – The Greenbrier Companies, Inc. (NYSE: GBX) (“Greenbrier”), a leading international supplier of equipment and services to global freight transportation markets, today reported financial results for its first fiscal quarter ended November 30, 2023.

First Quarter Highlights

•	Grew lease fleet by 700 units to 14,100 units and maintained fleet utilization of 98%.

•	Received new railcar orders for 5,100 units valued at nearly $710 million and delivered 5,700 units, resulting in new railcar backlog of 29,700 units with an estimated value of $3.8 billion.

•	Net earnings attributable to Greenbrier for the quarter were $31 million, or $0.96 per diluted share, on revenue of $809 million.

•	Adjusted EBITDA for the quarter was $93 million, or 11.5% of revenue.

•	Board declared a quarterly dividend of $0.30 per share, payable on February 15, 2024 to shareholders of record as of January 25, 2024 representing Greenbrier’s 39th consecutive quarterly dividend.

•

As previously announced, Greenbrier issued $179 million of asset-backed securities with 6.5% blended interest rate to support our leasing business. The offering received the first “AA” debt rating of an asset backed security offering within the freight rail asset class.

“Strong performance in the first quarter across all of our operating segments demonstrates continued progress toward achieving the targets established in our multi-year strategy. Aggregate gross margin of 15% in the quarter is a key indicator of success,” said Lorie L. Tekorius, CEO and President. “Importantly, our new railcar backlog remains robust and is supported by quality products and customer loyalty, making Greenbrier a market leader. Our backlog, combined with programmatic railcar rebuilding activity not included in backlog, provides clear revenue visibility into 2025. In Leasing, the disciplined construction of our leased railcar fleet and increasing lease rates make doubling our high-margin recurring revenue an achievable goal in the years ahead. The pace of progress on our strategic goals is encouraging as we work to enhance Greenbrier’s financial performance during periods of strong market demand and stabilize performance at higher levels when demand is less favorable.”

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Greenbrier Reports First Quarter Results (Cont.)	Page 2

Business Update & Outlook

Based on current trends and production schedules, Greenbrier expects the following performance in fiscal 2024:

•	Deliveries of 22,500 – 25,000 units including approximately 1,000 units in Brazil

•	Revenue of $3.4 – $3.7 billion

•	Capital expenditures of approximately $165 million in Manufacturing and $15 million in Maintenance Services

•

Gross leasing investment of approximately $350 million in Leasing & Management Services which includes 2024 capital expenditures and transfers of railcars into the lease fleet that were produced and held on the balance sheet in 2023

•	Proceeds from equipment sales are expected to be approximately $85 million

Financial Summary

	Q1 FY24	Q4 FY23	Sequential Comparison – Main Drivers
Revenue	$808.8M	$1,017.4M	Fewer new railcar deliveries and lower wheel volumes
Gross margin	$121.3M	$126.7M	Improved operating efficiency helped offset lower revenue
Gross margin %	15.0%	12.5%
Selling and administrative	$56.3M	$59.6M	Reduced employee-related costs
Adjusted EBITDA(1)	$93.2M	$96.8M	Improved profitability partially offset the impact of lower revenue
Adjusted net earnings attributable to Greenbrier	$31.2M	$29.7M(2)	No adjustments in Q1 – prior quarter reflected adjustments to remove costs associated with exiting non-core operations
Adjusted diluted EPS	$0.96	$0.92(2)

(1)	See reconciliation at conclusion of Supplemental Information.
(2)	Excludes exit related costs of $4.9 million ($0.15 per share), net of tax, in Q4 FY23. Reconciliations for Adjusted metrics can be found in Supplemental Information.

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Greenbrier Reports First Quarter Results (Cont.)	Page 3

Segment Summary

	Q1 FY24	Q4 FY23	Sequential Comparison – Main Drivers
Manufacturing
Revenue	$675.9M	$872.4M	Fewer deliveries
Gross margin %	11.1%	9.3%	Improved profitability from increased operating efficiencies
Earnings from operations	$54.3M	$53.6M(1)	Increased operating efficiencies on lower revenue
Operating margin % (2)	8.0%	6.1%
Deliveries (3)	5,200	6,800	Leveling production to match expected demand
Maintenance Services
Revenue	$83.8M	$100.0M	Lower wheelset and repair volume
Gross margin %	14.6%	15.0%	Continued benefits from operating efficiencies
Earnings from operations	$10.6M	$13.6M	Lower volumes reduced revenue and earnings
Operating margin % (2)	12.6%	13.6%
Leasing & Management Services
Revenue	$49.1M	$45.0M	Increased syndication activity and higher leasing income
Gross margin %	69.5%	67.8%
Earnings from operations	$26.3M	$21.1M	Expanded syndication activity including activity with new customers
Operating margin % (2)	53.6%	47.0%
Owned fleet (units)	14,100	13,400	Disciplined portfolio construction with successful ABS transaction, providing leverage through non-recourse debt
Fleet utilization	98.2%	98.3%

(1)	Q4 FY23 includes pre-tax exit related costs of $6.6 million.
(2)	See supplemental segment information in Supplemental Information.
(3)	Excludes Brazil deliveries which are not consolidated into Manufacturing revenue and margins.

Conference Call

Greenbrier will host a teleconference to discuss its first quarter 2024 results. In conjunction with this news release, Greenbrier has posted a supplemental earnings presentation to our website. Teleconference details are as follows:

•	January 5, 2024

•	8:00 a.m. Pacific Standard Time

•	Phone: 1-888-317-6003 (Toll Free), 1-412-317-6061 (International), Entry Number “9223601”

•	Real-time Audio Access: (“Newsroom” at http://www.gbrx.com)

•	Please access the site 10-15 minutes prior to the start time.

About Greenbrier

Greenbrier, headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to global freight transportation markets. Through its wholly-owned subsidiaries and joint ventures, Greenbrier designs, builds and markets freight railcars in North America, Europe and Brazil. We are a leading provider of freight railcar wheel services, parts, maintenance and retrofitting services in North America through our maintenance services business unit. Greenbrier owns a lease fleet of approximately 14,100 railcars that originate primarily from Greenbrier’s manufacturing operations. Greenbrier offers railcar management, regulatory compliance services and leasing services to railroads and other railcar owners in North America. Learn more about Greenbrier at www.gbrx.com.

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Greenbrier Reports First Quarter Results (Cont.)	Page 4

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED BALANCE SHEETS

(In millions, unaudited)

	November 30, 2023	August 31, 2023	May 31, 2023	February 28, 2023	November 30, 2022
Assets
Cash and cash equivalents	$307.3	$281.7	$321.4	$379.9	$263.3
Restricted cash	14.0	21.0	20.1	19.7	17.2
Accounts receivable, net	458.7	529.9	533.6	571.5	495.6
Income tax receivable	10.5	42.2	29.8	22.4	28.9
Inventories	883.6	823.6	888.0	910.6	874.9
Leased railcars for syndication	159.8	187.4	119.4	102.5	272.5
Equipment on operating leases, net	1,095.8	1,000.0	941.0	891.8	836.2
Property, plant and equipment, net	618.1	619.2	600.4	618.4	617.6
Investment in unconsolidated affiliates	89.4	88.7	86.4	83.4	94.2
Intangibles and other assets, net	248.9	255.8	253.3	224.0	189.0
Goodwill	128.6	128.9	128.3	128.3	127.7

	$4,014.7	$3,978.4	$3,921.7	$3,952.5	$3,817.1

Liabilities and Equity
Revolving notes	$279.4	$297.1	$280.0	$310.3	$290.5
Accounts payable and accrued liabilities	640.9	743.5	741.6	722.6	676.5
Deferred income taxes	85.2	114.1	88.3	70.2	49.8
Deferred revenue	42.2	46.2	56.6	73.0	53.2
Notes payable, net	1,479.4	1,311.7	1,320.3	1,327.0	1,301.5
Contingently redeemable noncontrolling interest	56.5	55.6	54.1	27.5	27.7
Total equity – Greenbrier	1,274.0	1,254.6	1,232.7	1,277.3	1,265.8
Noncontrolling interest	157.1	155.6	148.1	144.6	152.1

Total equity	1,431.1	1,410.2	1,380.8	1,421.9	1,417.9

	$4,014.7	$3,978.4	$3,921.7	$3,952.5	$3,817.1

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Greenbrier Reports First Quarter Results (Cont.)	Page 5

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except number of shares which are reflected in thousands and per share amounts, unaudited)

	Three Months Ended November 30,
	2023	2022
Revenue
Manufacturing	$675.9	$646.5
Maintenance Services	83.8	85.5
Leasing & Management Services	49.1	34.5

	808.8	766.5

Cost of revenue
Manufacturing	600.9	604.5
Maintenance Services	71.6	79.6
Leasing & Management Services	15.0	12.9

	687.5	697.0

Margin	121.3	69.5

Selling and administrative expense	56.3	53.4
Net loss (gain) on disposition of equipment	0.1	(3.3)
Impairment of long-lived assets	—	24.2

Earnings (loss) from operations	64.9	(4.8)

Other costs
Interest and foreign exchange	23.2	19.6

Earnings (loss) before income tax and earnings from unconsolidated affiliates	41.7	(24.4)
Income tax (expense) benefit	(10.0)	3.8

Earnings (loss) before earnings from unconsolidated affiliates	31.7	(20.6)
Earnings from unconsolidated affiliates	1.5	3.3

Net earnings (loss)	33.2	(17.3)
Net (earnings) loss attributable to noncontrolling interest	(2.0)	0.6

Net earnings (loss) attributable to Greenbrier	$31.2	$(16.7)

Basic earnings (loss) per common share:	$1.00	$(0.51)

Diluted earnings (loss) per common share:	$0.96	$(0.51)

Weighted average common shares:
Basic	31,025	32,719
Diluted	32,782	32,719

Dividends per common share	$0.30	$0.27

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Greenbrier Reports First Quarter Results (Cont.)	Page 6

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions, unaudited)

	Three Months Ended November 30,
	2023	2022
Cash flows from operating activities
Net earnings (loss)	$33.2	$(17.3)
Adjustments to reconcile net earnings (loss) to net cash used in operating activities:
Deferred income taxes	(29.3)	(19.0)
Depreciation and amortization	26.8	26.0
Net loss (gain) on disposition of equipment	0.1	(3.3)
Stock based compensation expense	3.4	3.2
Impairment of long-lived assets	—	24.2
Noncontrolling interest adjustments	0.4	5.5
Other	0.9	0.9
Decrease (increase) in assets:
Accounts receivable, net	72.6	8.1
Income tax receivable	31.7	10.9
Inventories	(61.6)	(56.3)
Leased railcars for syndication	(20.0)	(195.3)
Other assets	4.9	(7.0)
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	(103.2)	(53.7)
Deferred revenue	(4.6)	17.6

Net cash used in operating activities	(44.7)	(255.5)

Cash flows from investing activities
Proceeds from sales of assets	0.4	13.8
Capital expenditures	(68.3)	(57.0)
Investments in and advances to unconsolidated affiliates	—	0.9
Cash distribution from unconsolidated affiliates and other	0.6	(0.7)

Net cash used in investing activities	(67.3)	(43.0)

Cash flows from financing activities
Net change in revolving notes with maturities of 90 days or less	31.0	(83.4)
Proceeds from revolving notes with maturities longer than 90 days	90.1	110.0
Repayments of revolving notes with maturities longer than 90 days	(139.9)	(35.0)
Proceeds from issuance of notes payable	178.6	41.0
Repayments of notes payable	(9.7)	(9.2)
Debt issuance costs	(2.5)	—
Repurchase of stock	(1.3)	—
Dividends	(10.3)	(9.3)
Cash distribution to joint venture partner	—	(2.5)
Tax payments for net share settlement of restricted stock	(5.2)	(2.3)

Net cash provided by financing activities	130.8	9.3

Effect of exchange rate changes	(0.2)	10.6
Increase (decrease) in cash, cash equivalents and restricted cash	18.6	(278.6)
Cash and cash equivalents and restricted cash
Beginning of period	302.7	559.1

End of period	$321.3	$280.5

Balance Sheet Reconciliation:
Cash and cash equivalents	$307.3	$263.3
Restricted cash	14.0	17.2

Total cash and cash equivalents and restricted cash	$321.3	$280.5

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Greenbrier Reports First Quarter Results (Cont.)	Page 7

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL LEASING INFORMATION

(In millions, except owned and managed fleet, unaudited)

Greenbrier’s leasing strategy provides an additional “go to market” element to Greenbrier’s Commercial strategy of direct sales, partnerships with operating leasing companies, and origination of leases for syndication partners as well as providing a platform for further growth at scale. Investing in leasing assets also provides a recurring stream of high margin revenue and tax-advantaged cash flows, however in the short-term it reduces Greenbrier’s Manufacturing revenue and margin as a result of deferring revenue recognition.

During the April 2023 Investor Day, Greenbrier provided a long-term target of more than double recurring revenue from leasing and management fees by investing up to $300 million net annually for the next five years.

Key information for the consolidated Leasing & Management Services segment:

	Three Months Ended
Greenbrier Lease Fleet (Units)(1)	November 30, 2023	August 31, 2023
Beginning balance	13,400	12,500
Railcars added	1,800	1,800
Railcars sold / scrapped	(1,100)	(900)

Ending balance	14,100	13,400

	November 30, 2023	August 31, 2023
Equipment on operating lease(2)	$1,095.8	$1,000.0

Non-recourse warehouse	$65.1	$139.9
ABS non-recourse notes	483.3	307.5
Non-recourse term loan	329.7	332.7

Total Leasing non-recourse debt	$878.1	$780.1

Fleet leverage %(3)(4)	80%	78%

(1)	Owned fleet includes Leased railcars for syndication
(2)	Equipment on operating lease assets not securing Leasing non-recourse term loan support the $600 million U.S. revolver
(3)	Total Leasing non-recourse debt / Equipment on operating lease
(4)	Fleet assets are leveraged at Fair Market Value based on independent appraisals while they are shown at net book value on Greenbrier’s Consolidated Balance Sheet

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Greenbrier Reports First Quarter Results (Cont.)	Page 8

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In millions, except per share amounts, unaudited)

Operating Results by Quarter for Fiscal 2023 are as follows:

	First	Second	Third	Fourth	Total
Revenue
Manufacturing	$646.5	$968.6	$870.2	$872.4	$3,357.7
Maintenance Services	85.5	98.0	122.9	100.0	406.4
Leasing & Management Services	34.5	55.4	45.0	45.0	179.9

	766.5	1,122.0	1,038.1	1,017.4	3,944.0
Cost of revenue
Manufacturing	604.5	901.2	786.5	791.2	3,083.4
Maintenance Services	79.6	89.6	109.8	85.0	364.0
Leasing & Management Services	12.9	14.4	13.7	14.5	55.5

	697.0	1,005.2	910.0	890.7	3,502.9

Margin	69.5	116.8	128.1	126.7	441.1

Selling and administrative expense	53.4	59.0	63.3	59.6	235.3
Net gain on disposition of equipment	(3.3)	(9.6)	(2.3)	(2.1)	(17.3)
Asset impairment, disposal, and exit costs, net	24.2	—	16.4	6.1	46.7

Earnings (loss) from operations	(4.8)	67.4	50.7	63.1	176.4

Other costs
Interest and foreign exchange	19.6	21.6	22.8	21.4	85.4

Earnings (loss) before income tax and earnings from unconsolidated affiliates	(24.4)	45.8	27.9	41.7	91.0
Income tax (expense) benefit	3.8	(11.9)	(3.6)	(12.9)	(24.6)

Earnings (loss) before earnings from unconsolidated affiliates	(20.6)	33.9	24.3	28.8	66.4
Earnings from unconsolidated affiliates	3.3	2.9	2.4	0.6	9.2

Net earnings (loss)	(17.3)	36.8	26.7	29.4	75.6
Net (earnings) loss attributable to noncontrolling interest	0.6	(3.7)	(5.4)	(4.6)	(13.1)

Net earnings (loss) attributable to Greenbrier	$(16.7)	$33.1	$21.3	$24.8	$62.5

Basic earnings (loss) per common share (1)	$(0.51)	$1.01	$0.67	$0.80	$1.95

Diluted earnings (loss) per common share (1)	$(0.51)	$0.97	$0.64	$0.77	$1.89

Dividends per common share	$0.27	$0.27	$0.27	$0.30	$1.11

(1)	Quarterly amounts may not total to the year-to-date amount as each period is calculated discretely.

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Greenbrier Reports First Quarter Results (Cont.)	Page 9

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In millions, unaudited)

Segment Information

Three months ended November 30, 2023:

	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$675.9	$58.5	$734.4	$54.3	$4.7	$59.0
Maintenance Services	83.8	9.2	93.0	10.6	—	10.6
Leasing & Management Services	49.1	0.2	49.3	26.3	—	26.3
Eliminations	—	(67.9)	(67.9)	—	(4.7)	(4.7)
Corporate	—	—	—	(26.3)	—	(26.3)

	$808.8	$—	$808.8	$64.9	$—	$64.9

Three months ended August 31, 2023:

	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$872.4	$78.1	$950.5	$53.6	$8.0	$61.6
Maintenance Services	100.0	10.3	110.3	13.6	—	13.6
Leasing & Management Services	45.0	0.3	45.3	21.1	0.2	21.3
Eliminations	—	(88.7)	(88.7)	—	(8.2)	(8.2)
Corporate	—	—	—	(25.2)	—	(25.2)

	$1,017.4	$—	$1,017.4	$63.1	$—	$63.1

	Total assets
	November 30, 2023	August 31, 2023
Manufacturing	$1,799.3	$1,847.0
Maintenance Services	311.3	294.4
Leasing & Management Services	1,537.6	1,458.1
Unallocated, including cash	366.5	378.9

	$4,014.7	$3,978.4

BACKLOG AND DELIVERY INFORMATION

(Unaudited)

Three Months Ended November 30, 2023
Backlog Activity (units) (1)
Beginning backlog	30,900
Orders received	5,100
Production held on the Balance Sheet	(1,700)
Production sold to third parties	(4,600)

Ending backlog	29,700

Delivery Information (units) (1)
Direct sales	4,400
Sale of Leased railcars for syndication	1,300

Total deliveries	5,700

(1)	Includes Greenbrier-Maxion, our Brazilian railcar manufacturer, which is accounted for under the equity method

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Greenbrier Reports First Quarter Results (Cont.)	Page 10

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In millions, except number of shares which are reflected in thousands and per share amounts, unaudited)

Reconciliation of Net earnings to Adjusted EBITDA

	Three Months Ended
	November 30, 2023	August 31, 2023
Net earnings	$33.2	$29.4
Interest and foreign exchange	23.2	21.4
Income tax expense	10.0	12.9
Depreciation and amortization	26.8	26.5
Asset disposal and exit related costs, net	—	6.6

Adjusted EBITDA	$93.2	$96.8

Reconciliation of Net earnings attributable to Greenbrier to Adjusted net earnings attributable to Greenbrier

	Three Months Ended
	November 30, 2023	August 31, 2023
Net earnings attributable to Greenbrier	$31.2	$24.8
Asset disposal and exit related costs, net	—	4.9	(1)

Adjusted net earnings attributable to Greenbrier	$31.2	$29.7

(1)	Net of tax of $2.6 million

Reconciliation of Diluted earnings per share to Adjusted diluted earnings per share

	Three Months Ended
	November 30, 2023	August 31, 2023
Diluted earnings per share	$0.96	$0.77
Asset disposal and exit related costs, net	—	0.15

Adjusted diluted earnings per share	$0.96	$0.92

Diluted weighted average shares outstanding	32,782	32,707

Share Calculations for Adjusted diluted earnings per share

	Three Months Ended
	November 30, 2023	August 31, 2023
Basic Shares	31,025	30,904
Dilutive effect of performance awards	931	979
Dilutive effect of convertible notes due 2024	826	824

Diluted weighted average shares outstanding	32,782	32,707

Debt Summary

	Three Months Ended
	November 30, 2023	August 31, 2023
Total Leasing non-recourse debt	$878.1	$780.1
Total other debt	900.2	846.9

	1,778.3	1,627.0
Debt discount and issuance costs (1)	(19.5)	(18.2)

Total consolidated debt	$1,758.8	$1,608.8

(1)	Represents capitalized debt discount and issuance costs.

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Greenbrier Reports First Quarter Results (Cont.)	Page 11

Forward-Looking Statements

This press release may contain forward-looking statements, including statements that are not purely statements of historical fact. Greenbrier uses words, and variations of words, such as “backlog,” “believe,” “confidence,” “continue,” “drive,” “enhance,” “estimate,” “expect,” “provide,” “position,” “realize,” “strategy,” “target,” “will,” and similar expressions to identify forward-looking statements. These forward-looking statements include, without limitation, statements about backlog and other orders, leasing performance, financing, future liquidity, cash flow, tax treatment, and other information regarding future performance and strategies and appear throughout this press release. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the following: an economic downturn and economic uncertainty; inflation (including rising energy prices, interest rates, wages and other escalators) and policy reactions thereto (including actions by central banks); disruptions in the supply of materials and components used in the production of our products; the war in Ukraine and related events; and the COVID-19 pandemic, variants thereof, governmental reaction thereto, and related economic disruptions (including, among other factors, operations and supply disruptions and labor shortages). Our backlog of railcar units and other orders not included in backlog are not necessarily indicative of future results of operations. Certain orders in backlog are subject to customary documentation which may not occur. More information on potential factors that could cause our results to differ from our forward-looking statements is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic report on Form 10-K and subsequent reports on 10-Q. Except as otherwise required by law, the Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof.

Adjusted Financial Metric Definitions

Adjusted EBITDA, Adjusted net earnings attributable to Greenbrier, and Adjusted diluted earnings per share (EPS) are not financial measures under generally accepted accounting principles (GAAP). These metrics are performance measurement tools used by rail supply companies and Greenbrier. You should not consider these metrics in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because these metrics are not a measure of financial performance under GAAP and are susceptible to varying calculations, the measures presented may differ from and may not be comparable to similarly titled measures used by other companies.

We define Adjusted EBITDA as Net earnings before Interest and foreign exchange, income tax expense, depreciation and amortization and the impact associated with items we do not believe are indicative of our core business or which affect comparability. We believe the presentation of Adjusted EBITDA provides useful information as it excludes the impact of financing, foreign exchange, income taxes and the accounting effects of capital spending and other items.

Adjusted net earnings attributable to Greenbrier and adjusted diluted EPS excludes the impact associated with items we do not believe are indicative of our core business or which affect comparability. We believe this assists in comparing our performance across reporting periods.

These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s core business. We believe this assists in comparing our performance across reporting periods.

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